Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is dated as of August 24, 2016, and is by and among BJ’S RESTAURANTS, INC., a California corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer, and JPMORGAN CHASE BANK, N.A., as an L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower party from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent and the L/C Issuers are parties to that certain Amended and Restated Credit Agreement dated as of September 3, 2014 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested an Incremental Facility in the amount of Fifty Million and No/100 Dollars ($50,000,000.00) pursuant to Section 2.15 of the Credit Agreement; and

WHEREAS, the Lenders are willing to increase the Aggregate Commitments to Two Hundred Million and No/100 Dollars ($200,000,000.00) to reflect the requested Incremental Facility, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“‘Bail-In Action’ means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

“‘Bail-In Legislation’ means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

“‘EEA Financial Institution’ means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

“‘EEA Member Country’ means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

“‘EEA Resolution Authority’ means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

“‘EU Bail-In Legislation Schedule’ means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”

“‘Write-Down and Conversion Powers’ means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

1.2 Amendment to Definition of Arranger. The definition of Arranger set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Arranger’ means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as sole lead arranger and sole bookrunner.”

1.3 Amendment to Definition of Committed Loan Notice. The definition of Committed Loan Notice set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Committed Loan Notice’ means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.”

1.4 Amendment to Definition of Defaulting Lender. The definition of Defaulting Lender set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Defaulting Lender’ means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer and each other Lender promptly following such determination.”

1.5 Amendment to Section 2.02(a). Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.”

1.6 Amendment to Section 2.02(b). Section 2.02(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.”

1.7 Amendment to Section 2.05(a). Section 2.05(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty (subject to Section 3.05); provided that, unless otherwise agreed by the Administrative Agent, (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.”

1.8 Amendment to Section 2.15. Section 2.15 of the Credit Agreement is amended such that the amount of “$50,000,000.00” is replaced by the amount of “$0.00.”

1.9 Amendment to Section 2.17(a)(iv). Section 2.17(a)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

1.10 Amendment to Section 10.02(e). Section 10.02(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.”

1.11 Addition of Section 10.21. The following is hereby added to the Credit Agreement as a new Section 10.21:

“Section 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

1.12 Addition of Section 10.22. The following is hereby added to the Credit Agreement as a new Section 10.22:

“Section 10.22 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.”

1.13 Replacement of Schedule 2.01. Schedule 2.01 to the Credit Agreement is hereby replaced with Schedule 2.01 attached hereto.

1.14 Replacement of Schedule 5.05. Schedule 5.05 to the Credit Agreement is hereby replaced with Schedule 5.05 attached hereto.

1.15 Replacement of Schedule 5.06. Schedule 5.06 to the Credit Agreement is hereby replaced with Schedule 5.06 attached hereto.

1.16 Replacement of Schedule 5.09. Schedule 5.09 to the Credit Agreement is hereby replaced with Schedule 5.09 attached hereto.

1.17 Replacement of Schedule 5.13. Schedule 5.13 to the Credit Agreement is hereby replaced with Schedule 5.13 attached hereto.

1.18 Replacement of Schedule 5.18. Schedule 5.18 to the Credit Agreement is hereby replaced with Schedule 5.18 attached hereto.

1.19 Replacement of Schedule 10.02. Schedule 10.02 to the Credit Agreement is hereby replaced with Schedule 10.02 attached hereto.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) on or prior to August 31, 2016:

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders, the L/C Issuers and the Administrative Agent.

(b) Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(c) Fees and Expenses. The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including without limitation all fees set forth in the fee letter agreement between Bank of America, N.A. and the Borrower, and Agent’s Counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(d) Certificate. Borrower shall have delivered to the Administrative Agent a certificate of each Loan Party dated as of the Amendment Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying that the resolutions adopted by such Loan Party in connection with the Credit Agreement are still in full force and effect and have not been modified, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents (as such representations and warranties may be modified or supplemented by the schedules attached to this Amendment) are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) both before and after giving effect to the increased Aggregate Commitments, no Default exists.

(e) Prepayment. The Borrower shall prepay any Committed Loans outstanding on the Amendment Effective Date (and pay any additional amounts required pursuant to Section 3.05 of the Credit Agreement) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Amendment.

(f) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III

MISCELLANEOUS

3.1 Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 FATCA. Borrower hereby certifies to the Administrative Agent and the Lenders that the obligations of the Borrower set forth in the Credit Agreement, as modified by this Amendment, qualify as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). From and after the effective date of this Amendment, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related interest, penalties and expenses, including, without limitation, Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), the Credit Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). The Borrower’s obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all of the Obligations.

3.3 Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) Except as specifically provided in this Amendment, the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

(g) Neither the Borrower nor any Guarantor is an EEA Financial Institution.

3.4 Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.5 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.6 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.7 Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.8 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.9 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

3.10 No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims,

demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.11 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

3.12 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.13 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process, waiver of jury trial and judicial reference provisions set forth in Sections 10.14, 10.15 and 10.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:

BJ’S RESTAURANTS, INC.,
a California corporation

By:	/s/ Gregory S. Levin
Name: Gregory S. Levin
Title: Executive Vice President and Secretary

GUARANTORS:

BJ’S RESTAURANT OPERATIONS COMPANY OF KANSAS, LLC,
a Kansas limited liability company

By:	/s/ Gregory S. Levin
Name: Gregory S. Levin
Title: Chief Financial Officer

RENO BREWERY HOLDING, INC.,
a Nevada corporation

By:	/s/ Gregory S. Levin
Name: Gregory S. Levin
Title: Chief Executive Officer and President

CHICAGO PIZZA NORTHWEST, INC.,
a Washington corporation

By:	/s/ Gregory S. Levin
Name: Gregory S. Levin
Title: President and Secretary

BJ’S RESTAURANT OPERATIONS COMPANY,
a California corporation

By:	/s/ Gregory S. Levin
Name: Gregory S. Levin
Title: Chief Financial Officer

CHICAGO PIZZA MANAGEMENT, LLC,
a Nevada limited liability company

By:	/s/ Gregory S. Levin
Name: Gregory S. Levin
Title: Manager

CHICAGO PIZZA HOSPITALITY HOLDING, INC.,
a Texas corporation

By:	/s/ Gregory S. Levin
Name: Gregory S. Levin
Title: Chief Executive Officer and Treasurer

CHICAGO PIZZA RESTAURANT HOLDING, INC.,
a Nevada corporation

By:	/s/ Gregory S. Levin
Name: Gregory S. Levin
Title: Chief Executive Officer, President, and Secretary

CHICAGO AMERICA HOLDING, LLC,
a Nevada limited liability company

By:	/s/ Gregory S. Levin
Name: Gregory S. Levin
Title: Manager

CHICAGO PIZZA & BREWERY, L.P.,
a Texas limited partnership

By:	Chicago Pizza Management, LLC,
a Nevada limited liability company,
its general partner

	By:	/s/ Gregory S. Levin
Name: Gregory S. Levin
Title: Chief Executive Officer, President,
and Secretary

BJROC MARYLAND, LLC,
a California limited liability company

By:	BJ’s Restaurant Operations Company,
a California corporation,
its manager

	By:	/s/ Gregory S. Levin
Name: Gregory S. Levin
Title: Chief Financial Officer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Patrick Devitt
Name:	Patrick Devitt
Title:	Vice President

LENDER & LC ISSUERS:

BANK OF AMERICA, N.A., as a Lender and an L/C Issuer

By:	/s/ Angel Sutoyo
Name:	Angel Sutoyo
Title:	Senior Vice President

LENDER & LC ISSUERS:

JPMORGAN CHASE BANK, N.A., as a Lender and an L/C Issuer

By:	/s/ Anna C. Araya
Name:	Anna C. Araya
Title:	Executive Director

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$125,000,000.00	62.500000000%

JPMorgan Chase Bank, N.A.	$ 75,000,000.00	37.500000000%

Total	$200,000,000.00	100.000000000%

1

SCHEDULE 5.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

NONE.

1

SCHEDULE 5.06

LITIGATION

The following matters are disclosed for information purposes, and Borrower believes that they could not, either individually or in the aggregate, if determined adversely, reasonably be expected to have a Material Adverse Effect.

Marlow, et al v. BJ’s Restaurants, Inc.

On March 1, 2013, two BJ’s team members (one current and one former) filed a putative collective action lawsuit against BJ’s in the United States District Court for the Southern District of Texas, Houston Division. The complaint alleges that BJ’s has violated the federal Fair Labor Standards Act by (a) forcing servers to participate in a tip pool that provided tips to non-tip eligible team members who do not provide table service (including “expeditors,” a position that BJ’s does not have), (b) not correctly informing the wait staff of its intention to use a tip pool, (c) not paying the wait staff the required overtime premium for work performed over 40 hours/week, and (d) taking a tip credit when team members should have been paid the full minimum wage. The two plaintiffs seek to represent a class of similarly situated team members in all of the states in which BJ’s operates and utilizes a tip credit. Four additional people have filed opt-in forms joining the action.

The case was served on BJ’s on March 27, 2013. BJ’s filed a motion to compel individual arbitration and dismiss class claims on or about April 24, 2013. The court granted the motion to dismiss and compel arbitration but requested supplemental briefing regarding whether the Court, rather than the arbitrator, should decide as a threshold matter whether the case must proceed on an individual, rather than a collective basis, in light of the terms of the parties’ arbitration agreement. The parties presented the briefing, which the Court is still considering. The Court held a status conference in late May 2016, and indicated that it will rule on the motion in the coming months.

The parties are currently engaging in settlement discussions. If no settlement is reached, BJ’s intends to vigorously defend itself in this lawsuit, including by arguing that the plaintiffs must proceed with individual actions in arbitration and cannot proceed collectively and that BJ’s did not have a mandatory tip pooling arrangement.

Townley v. BJ’s Restaurants, Inc.

On April 1, 2014, a former team member filed a representative action against BJ’s in the San Joaquin Superior Court. The complaint alleges a claim for penalties under the Private Attorneys’ General Act based on alleged violations of the California Labor Code for failing to pay for or reimburse California team members for slip-resistance shoes. The plaintiff seeks to represent a class of similarly situated team members and alleges they are owed penalties and attorneys’ fees. The complaint was served on May 5, 2014. After a stay pending decisions on several relevant cases, the action is now at issue. BJ’s filed a motion to dismiss the action which the Court heard on February 24, 2016 and recently denied without prejudice to filing a later motion for summary judgment. The parties are now engaging in discovery. BJ’s intends to vigorously defend itself

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against the claims and file a motion for summary judgment seeking a dismissal as a matter of law after discovery.

Atkinson v. BJ’s Restaurants, Inc.

On February 19, 2016, a former manager filed a putative class action against BJ’s in the Placer County Superior Court. The complaint was served on April 6, 2016. The complaint alleges claims for unpaid wages and penalties in violation of the California Labor Code and Business & Professions Code for failure to pay overtime, provide accurate wage statements, provide accurate and timely final pay and unfair competition based on the premise that BJ’s misclassified California Kitchen Managers as exempt. The plaintiff thereafter filed and served a First Amended Complaint adding a Private Attorneys’ General Act claim for penalties.

BJ’s requested and the plaintiff agreed to stipulate to dismiss his class claims and move his individual claims to arbitration in accordance with his signed arbitration agreement. As a result of his arbitration agreement with class action waiver, the plaintiff cannot pursue class-wide Labor Code claims in Court. If he loses at arbitration, he will not be able to pursue a PAGA on behalf of similarly situated team members. BJ’s intends to vigorously defend itself against the claims.

Ryther v. BJ’s Restaurants, Inc.

On June 17, 2016, two former managers filed a putative class and collective action against BJ’s in the U.S. District Court for the Central District of California. The complaint was served on June 23, 2016. The complaint alleges claims for unpaid wages and penalties in violation of the federal Fair Labor Standards Act and California Labor Code for failure to pay overtime and under the California Labor Code and California Business & Professions Code for failure to provide accurate wage statements, meal and rest periods and accurate and timely final pay and unfair competition in California based on the premise that BJ’s misclassified Kitchen Managers and Dining Managers as exempt. Both managers signed BJ’s arbitration agreement with class action waiver. BJ’s filed a motion to compel individual arbitration and dismiss class claims, because the plaintiffs were unwilling to stipulate to individual arbitration.

There is overlap between the Ryther action and the recently-settled Blanchard action involving California Dining Managers. Likewise, there is potential overlap between the recently-filed Atkinson action and the Ryther action if Ryther files an amended complaint adding a PAGA claim. Ryther’s counsel recently reached out to BJ’s about whether BJ’s is interested in exploring early settlement, and BJ’s is in the process of determining whether Ryther is interested in exploring settlement on an individual basis.

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SCHEDULE 5.09

ENVIRONMENTAL MATTERS

NONE.

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SCHEDULE 5.13

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

Part (a). Subsidiaries.

Chicago Pizza Northwest, Inc., Washington corporation

Chicago Pizza & Brewery, L.P., a Texas limited partnership

Chicago America Holding, LLC, a Nevada limited liability company

Chicago Pizza Management, LLC, a Nevada limited liability company

Chicago Pizza Restaurant Holding, Inc., a Nevada corporation

Chicago Pizza Hospitality Holding, Inc., a Texas corporation

BJ’s Restaurant Operations Company, a California corporation

Reno Brewery Holding, Inc., a Nevada corporation

BJ’s Restaurant Operations Company of Kansas, LLC, a Kansas limited liability company

BJROC Maryland, LLC, a California corporation

Part (b). Other Equity Investments.

NONE.

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SCHEDULE 5.18

INTELLECTUAL PROPERTY MATTERS

NONE.

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SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

BJ’s Restaurants, Inc.

7755 Center Avenue

Huntington Beach, California 92647

Attention:

Telephone: (714) 500-2400

Facsimile: (714) 848-8287

Electronic Mail: _______@_____

Website Address:         www.______________________

Taxpayer Identification Number: ____________________

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

Bank of America, N.A.

One Dependent Center

101 N. Tryon Street

Charlotte, North Carolina 28255-0001

Mail Code: NC1-001-04-39

Attention: Charles D. Hensley

Telephone: (980) 388-3225

Facsimile: (704) 719-5362

Electronic Mail: Charles.hensley@baml.com

Remittance Instructions:

Bank of America, N.A.

New York, New York

Account No.: 13666212250600

Ref: BJ’s Restaurants

ABA# 026009593

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Other Notices as Administrative Agent:

(For financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc)

Attention: Steven Gazzillo

Telephone: (646) 556-0328

Facsimile: (212) 901-7842

Electronic Mail: steven.gazzillo@baml.com

Mail Code: NY3-222-14-03

Mail Code Address:

222 Broadway, 14th Floor

New York, New York 10038

With a copy too:

Bank of America, N.A.

520 Newport Center Drive, Suite 1150

Newport Beach, California 92660

Attention: Angel Sutoyo & Paige Tecca

Telephone: (949) 287-0403 / 0413

Facsimile: (213) 457-8843

Electronic Mail: angel.sutoyo@baml.com / paige.tecca@baml.com

L/C ISSUERS:

Bank of America

Trade Operations

Mail Code: PA6-580-02-30

1 Fleet Way

Scranton, Pennsylvania 18507

Phone: (570) 496-9619

Facsimile:: (800) 755-8740

Electronic Mail: tradeclientserviceteamus@baml.com

JPMorgan Chase Bank, N.A.

10 S. Dearborn

Chicago, Illinois 60603

Facsimile (312) 256-2608

Electronic Mail: Chicago.lc.agency.activity.team@jpmorgan.com

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